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                                                                    EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-53252, Form S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3 No. 33-41916, Form S-3 No. 33-82618 and Form S-8 No.
33-34304) of National Media Corporation and in the related Prospectuses of our report dated May 12, 1995, with respect to the consolidated financial statements and schedule of National Media Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 1995.

Philadelphia, Pennsylvania
June 28, 1995